Exhibit 11

                 Statement of Computation of Per Share Earnings

         Set forth below are the bases for the computation of earnings per share for the periods shown.

                                                    Six Months Ended June 30,
     Earnings Per Common Share                        2002             2001
                                                   ---------------------------

          Basic                                    $     0.31       $     0.42

          Average Shares Outstanding                2,895,207        2,888,322

          Diluted                                  $     0.29       $     0.41

          Average Shares Outstanding                3,093,748        2,979,945
          (including dilutive effect of
          options and warrants)



                                                   Three Months Ended June 30,
     Earnings Per Common Share                        2002             2001
                                                   ---------------------------

          Basic                                    $     0.18       $     0.25
          Average Shares Outstanding                2,895,165        2,888,001
          Diluted                                  $     0.17       $     0.24
          Average Shares Outstanding                3,074,450        3,016,232
          (including dilutive effect of
          options and warrants)




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